EXHIBIT 23.1

                                                        LAKE & ASSOCIATES, CPA'S

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We consent to the use, in the report on Form S-1/A of Hidden Ladder, Inc. (A Development Stage Company), of our report dated March 24, 2010 on our audit of the financial statements of Hidden Ladder, Inc. (A Development Stage Company) as of February 28, 2010, and the related statement of operations, shareholders' equity and cash flows from inception on February 23, 2010 through February 28, 2010 and the reference to us under the caption "Experts."

/s/ Lake & Associates, CPA's LLC
Lake & Associates, CPA's LLC
Boca Raton, FL
May 5, 2010


1905 Wright Boulevard                              20283 State Road 7, Suite 300
Schaumburg, IL 60193                                   Boca Raton, Florida 33498

Phone: 847.524.0800                                          Phone: 866.982.9874
Fax: 847.524.1655                                              Fax: 561.982.7985